Exhibit 99.1

Tesco Corporation Reports Record Revenues and Record Net Income

for Q3 2008

[Amended November 6, 2008]

For Immediate Release

Trading Symbol:

“TESO” on NASDAQ

November 4, 2008

Houston, Texas—Tesco Corporation (“TESCO” or the “Company”) today reported record net income for the quarter ended September 30, 2008 of $17.6 million, or $0.46 per diluted share. This compares to net income of $10.8 million, or $0.29 per diluted share, for the third quarter of 2007, and net income of $12.7 million, or $0.34 per diluted share, for the second quarter of 2008.

Revenue was $140.0 million for the quarter ended September 30, 2008, also a company record, compared to revenue of $113.9 million for the comparable period in 2007 and $126.2 million in the second quarter of 2008.

Summary of Results

(in millions of U.S. $, except per share amounts)

U.S. GAAP—Unaudited

	Quarter 3		Quarter 2 2008	Nine Months Ended
	2008	2007		09/30/08	09/30/07
Revenues	$140.0	$113.9	$126.2	$395.5	$338.0
Operating Income	25.4	8.6	17.0	58.8	35.2
Net Income	17.6	10.8	12.7	40.9	25.7
EPS (diluted)	$0.46	$0.29	$0.34	$1.08	$0.69
Adjusted EBITDA* (as defined)	$34.9	$18.1	$28.2	$87.2	$60.2

*	See explanation of Non-GAAP measure below

Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “This quarter was an excellent quarter for the Company. We are pleased to report that Quarter 3 represented record revenue, operating income and net income for TESCO. We not only built a total of 39 new top drives during the quarter, but we also grew our backlog of top drive orders to 77 units as of September 30. This is up from 52 units at June 30. We also realized some excellent performance in our Casing Services business line.

The Company substantially improved the operating income of Casing Services both on the back of record proprietary work and improved CASING DRILLINGTM profitability. We generated strong cash flow from operations during the quarter, and used $23.5 million of that operating cash flow to reduce our outstanding debt. We will continue to focus on cash generation going forward. Although the volatility and disruption of the capital and credit markets and recent adverse changes in the global economy will undoubtedly affect our business, we are firm in our belief that our products and services, combined with our financial position and increased operating efficiencies, will enable our Company to endure an economic downturn and prepare for the future.”

Segment Information

(in millions of U.S. $)

Unaudited

	Quarter 3		Quarter 2 2008	Nine Months Ended
	2008	2007		09/30/08	09/30/07
Revenues:
Top Drives:
Sales	$46.0	$29.2	$36.6	$121.0	$93.7
Aftermarket Support	17.4	13.7	16.7	49.6	36.4
Rental	27.7	29.1	26.8	82.2	81.3

	91.1	72.0	80.1	252.8	211.4

Casing Services:
Conventional	18.9	23.3	20.1	62.6	66.7
Proprietary*	23.5	15.0	18.2	59.4	51.6
CASING DRILLINGTM	6.5	3.6	7.8	20.7	8.3

	48.9	41.9	46.1	142.7	126.6

Total Revenues	$140.0	$113.9	$126.2	$395.5	$338.0

Operating Income**:
Top Drives	$32.4	$18.9	$26.8	$83.2	$60.2
Casing Services	4.1	(0.7)	(0.4)	6.8	6.5
Research and Engineering	(2.6)	(3.6)	(2.8)	(8.1)	(8.5)
Corporate/Other	(8.5)	(6.0)	(6.6)	(23.1)	(23.0)

Total Operating Income	$25.4	$8.6	$17.0	$58.8	$35.2

*	Proprietary revenues now include activities associated with our Multiple Control Line Running System™ and certain part sales and service, and we have recast prior periods for conventional and proprietary casing services to reflect this change.
**	The operating income amounts in the table above for both the Top Drives and Casing Services segments shown above reflect a change in methodology used to allocate indirect costs. This change in methodology will be more fully described in Note 7 of the Form 10-Q to be filed for the quarter ended September 30, 2008.

Q3 2008 Financial and Operating Highlights

Top Drives Segment

•	Revenues from the Top Drive segment for Q3 2008 were a record $91.1 million, up from $80.1 million in Q2 2008, primarily due to an increase in the number of top drive units sold.

•

Top Drive sales for Q3 2008 were a record 38 units (32 new and 6 from the rental fleet). This compares to 30 units sold in Q2 2008 (24 new and 6 from the rental fleet) and 25 units sold in Q3 2007 (23 new and 2 from the rental fleet).

•

During Q3 2008 we built and delivered 7 units to our rental fleet (in addition to the 32 third party units). Our rental fleet now stands at 119 units as of September 30, 2008 compared to 118 units at the end of June 2008 and 110 units at December 31, 2007. We expect to continue to revitalize our Top Drive rental fleet by selling certain used units and replacing them with newer models.

•

At September 30, 2008, Top Drive backlog was 77 units, with a total value of $72 million, versus 52 units at June 30, 2008, with a total value of $51 million. This compares to a backlog of 30 units at September 30, 2007 with a total value of $39 million. In addition to the 77 new units in backlog at September 30, 2008, we have firm orders for another 2 units to be sold from our rental fleet. Operating days for the Top Drive rental fleet increased to 6,014 for Q3 2008 compared to 5,660 in Q2 2008 but were down from 6,137 in Q3 2007.

•

Our Top Drive operating margins increased to 36% in Q3 2008 compared to 26% in Q3 2007 and 33% in Q2 2008 primarily as a result of better margins in top drive sales and in our after-market sales and service business.

Casing Services Segment

•

Revenues from the Casing Services segment for Q3 2008 were a record $48.9 million, an increase of $2.8 million from Q2 2008 primarily related to an increase in the number of proprietary jobs. We performed a record total of 496 proprietary casing running jobs in Q3 2008 compared to 443 in Q2 2008 and 324 in Q3 2007. We remain focused on converting the market to running casing with our proprietary CDS™ technology.

•

CASING DRILLINGTM revenue in Q3 2008 was $6.5 million, a decrease of $1.3 million compared to Q2 2008, primarily due to slippage of projects in Latin America and Middle East into the fourth quarter and somewhat lower revenue in North America.

•

Operating Income in our Casing Services segment for Q3 2008 was $4.1 million, compared to a loss of $0.4 million in Q2 2008 and a loss of $0.7 million in Q3 2007. Q3 2008’s operating income was favorably impacted by the increase in proprietary jobs performed. In addition, Q2 2008 included $1.3 million of project-specific start-up costs in the Asia Pacific region and Mexico.

Other Segments and Expenses

•

Corporate costs for Q3 2008 were $8.5 million, compared to $6.6 million for Q2 2008. This increase was primarily due to higher bonus accruals in Q3. Total Selling, General and Administrative costs in Q3 2008 amounted to $12.6 million compared to $11.0 million in Q2 2008, due to higher top drive sales incentives and higher bonus accruals recorded in Q3.

•

Research and Engineering costs for Q3 2008 of $2.6 million were down $0.2 million from Q2. However, in Q2, we invested $0.6 million in a prototype for a new top drive model. We believe these expenses will be recaptured in the future when we ultimately sell the prototype unit to a third party.

•

Other Income and Expense, excluding net interest expense, for Q3 2008 totaled $0.3 million, compared to income of $1.3 million for Q2 2008. Other Expense for Q3 2008 included a loss of $0.4 million related to foreign exchange losses. Other Income for Q2 2008 included a gain of $1.4 million related to foreign exchange gains.

Financial Condition

•

At September 30, 2008 cash and cash equivalents decreased from $23.1 million at December 31, 2007 to $7.9 million while debt decreased during the same period from $80.8 million at December 31, 2007 to $53.5 million at September 30, 2008. Our net debt[1] of $45.6 million at September 30, 2008 represents a net debt to book capitalization of 11%[2]. Net debt was $57.7 million at December 31, 2007 and $64.4 million at June 30, 2008.

•

Total capital expenditures were $14.6 million in Q3 2008. Total year-to-date capital expenditures through September 30, 2008 were $57.7 million. We project our total capital expenditures for 2008 to be approximately $80 to $90 million. The majority of our capital expenditures in 2008 have been directly related to our strategy to grow and revitalize our rental fleet by selling older rental units and replacing them with newer, higher performance models as well as the continued expansion of our proprietary Casing Services products.

[1]	Net debt is calculated by subtracting cash and cash equivalents from the sum of long term debt plus the current portion of long term debt.
[2]	Net debt to book capitalization is calculated by dividing net debt, by the sum of net debt plus shareholders’ equity.

Conference Call

The Company will conduct a conference call to discuss its results for the third quarter of 2008 tomorrow (Wednesday, November 5, 2008) at 10:00 a.m. CST. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 70987344. The conference call and all questions and answers will be recorded and made available until December 5, 2008. To listen to the recording call (800) 642-1687 or (706) 645-9291 and enter conference ID 70987344. The conference call will be webcast live as well as for on-demand listening at the Company’s web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas.

For further information please contact:

Julio Quintana (713) 359-7000

Bob Kayl (713) 359-7000

Tesco Corporation

Non-GAAP Measures—Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 3		Quarter 2 2008	Nine Months Ended
	2008	2007		09/30/08	09/30/07
Net Income	$17.6	$10.8	$12.7	$40.9	$25.7
Income Taxes	6.4	(2.0)	4.5	13.9	7.9
Depreciation and Amortization	8.4	7.3	8.3	24.5	20.1
Net Interest expense	1.1	0.4	1.1	3.3	1.7
Stock Compensation Expense- non-cash	1.4	1.6	1.6	4.6	4.8

Adjusted EBITDA	$34.9	$18.1	$28.2	$87.2	$60.2

Our management evaluates Company performance based on non-GAAP measures, of which a primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe EBITDA is useful to an investor in evaluating our operating performance because:

•

it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

•

it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

•

as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenues, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry), risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A – Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007 and “Part II, Item 1A – Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2008, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION

(Millions of U.S. Dollars, except share and per share information)

COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)
REVENUE	$140.0	$113.9	$395.5	$338.0

OPERATING EXPENSES
Cost of Sales and Services	99.5	91.9	291.7	261.0
Selling, General and Administrative	12.5	9.8	36.9	33.2
Research and Engineering	2.6	3.6	8.1	8.6

	114.6	105.3	336.7	302.8

OPERATING INCOME	25.4	8.6	58.8	35.2
Interest Expense, net	1.1	0.4	3.2	1.7
Other (Income) Expense, net	0.3	(0.7)	0.7	(0.1)

INCOME BEFORE INCOME TAXES	24.0	8.8	54.9	33.6
Income taxes	6.4	(2.0)	14.0	7.9

NET INCOME	$17.6	$10.8	$40.9	$25.7

Earnings per share:
Basic	$0.47	$0.29	$1.10	$0.71
Diluted	$0.46	$0.29	$1.08	$0.69
Weighted average number of shares:
Basic	37,473,597	36,777,049	37,125,680	36,370,033
Diluted	38,024,147	37,597,550	37,733,119	37,225,200

COMPARATIVE CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Cash and Cash Equivalents	$7.9	$23.1
Accounts Receivable, net	100.8	87.9
Inventories	118.3	117.4
Other Current Assets	25.7	24.8

Current Assets	252.7	253.2
Property, Plant and Equipment, net	199.2	169.8
Goodwill	29.4	29.8
Other Assets	21.8	23.9

	$503.1	$476.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long Term Debt	$10.0	$10.0
Accounts Payable	36.5	49.7
Accrued and Other Current Liabilities	47.3	31.1

Current Liabilities	93.8	90.8
Long Term Debt	43.5	70.8
Deferred Income Taxes	8.9	10.2
Shareholders' Equity	356.9	304.9

	$503.1	$476.7